Exhibit 23.10

CONSENT OF QUALIFIED PERSON

Re:	Registration statement on Form F-3

I, Michael Spleit, an employee of ArcelorMittal and a mining engineer with over 15 years’ experience in the mineral resource industry with a master’s degree in mining engineering from McGill University, in connection with the registration statement on Form F-3 of ArcelorMittal (the “Registration Statement”):

a)	consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) in the Registration Statement, concerning the ArcelorMittal Liberia Phase 2 and Phase 3 mineral reserve estimates presented in ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “2023 20-F”); and

b)	consent to the incorporation by reference of the 2023 20-F into the Registration Statement (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, ArcelorMittal Liberia Phase 2 and 3 mineral reserves included in the 2023 20-F.

I further consent to the incorporation by reference of this consent into any registration statement or post-effective amendment filed pursuant to Rule 462(b) or Rule 462(e) under the Securities Act of 1933, as amended, with respect to the securities registered in the Registration Statement.

Dated: March 10, 2024

/s/ Michael Spleit
Michael Spleit, ing.| Mining Technical Services Manager
OIQ membership #: 145612
ArcelorMittal Mining UK Ltd
Mining | 6th Floor Berkeley Square House, Berkeley Square
London W1J 6DA, United Kingdom

CONSENT OF QUALIFIED PERSON

Re:	Registration statement on Form F-3

I, Dr. Alistair Bryan Jeffcoate, an employee of ArcelorMittal, in connection with the registration statement on Form F-3 of ArcelorMittal (the “Registration Statement”):

a)	consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) in the Registration Statement, concerning ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits presented in ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “2023 20-F”); and

b)	consent to the incorporation by reference of the 2023 20-F into the Registration Statement (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits included in the 2023 20-F.

I further consent to the incorporation by reference of this consent into any registration statement or post-effective amendment filed pursuant to Rule 462(b) or Rule 462(e) under the Securities Act of 1933, as amended, with respect to the securities registered in the Registration Statement.

Dated: March 4, 2024
/s/ Alistair Bryan Jeffcoate
Dr. Alistair Bryan Jeffcoate
Manager - Mineral Resources & Exploration, ArcelorMittal Mining Ltd.
MAusIMM (CP), Membership No. 306906